UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

H2DIESEL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20283 State Road 7, Suite 40, Boca Raton, Florida	33498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 807-6325

Wireless Holdings, Inc.
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On November 27, 2006, pursuant to a written consent of stockholders holding a majority of the issued and outstanding shares of common stock, the Company filed with the Secretary of State of the State of Florida an amendment to its Articles of Incorporation changing the name of the Company from “Wireless Holdings, Inc.” to “H2Diesel Holdings, Inc.” In connection with the name change, the Company changed its trading symbol on the OTC Bulletin Board to “HTWO.OB” effective at the opening of the market on November 29, 2006. A copy of the Articles of Amendment to the Articles of Incorporation of the Company is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company will not require a mandatory exchange of old stock certificates for new stock certificates, but instead will effect such exchanges upon request.

A copy of the press release issued by the Company on November 29, 2006 announcing the Company’s name change and the change of the Company’s trading symbol is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment to Articles of Incorporation dated November 27, 2006.
99.1	Press release issued by the Company on November 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H2DIESEL HOLDINGS INC.

Dated: November 29, 2006	By:	/s/ David A. Gillespie
Name: David A. Gillespie
Title: President and Chief Executive Officer